EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 2 to this Registration Statement on Form S-3 to Form S-1 of our report dated March 7, 2003, except for Note 8 as to which the date is March 24, 2003, relating to the financial statements of DOV (Bermuda), Ltd., which appears in DOV Pharmaceutical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, NJ
June 25, 2004